                                                                   EXHIBIT 10.19


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                           CONTITRADE SERVICES L.L.C.



                              ____________________


                           WAREHOUSE CREDIT AGREEMENT

                            dated as of May 17, 1996


                              ____________________


                       NATIONAL AUTO FUNDING CORPORATION

                             N.A.F. AUTO LOAN TRUST





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
                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  AMOUNT AND TERMS OF LENDER FUNDING COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         2.1       Lender Funding Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.2       Promissory Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.3       Availability of Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.4       Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.5       Principal Payments on the Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.6       Security and Collateral Agent Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.7       Deposits to Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.8       Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.9       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         3.1       Representations and Warranties of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2       Representations and Warranties of NAF Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 4.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         4.1       Conditions to Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.2       Conditions to Each Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 5.  RELEASE OF LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         6.1       Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.2       Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.3       [Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.4       Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.5       Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.6       Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.7       Inspection of Property; Books and Records; Discussions; Audit Reports  . . . . . . . . . . . . . .  19
         6.8       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.9       Delivery of Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

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
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         6.10      Approval of New FIs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.11      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.12      Cooperation in Making Calculations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.13      Securitization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.14      Additional Credit Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.15      Minimum Net Worth.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.16      Underwriting and Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         7.1       Limitation on Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.2       Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.3       Limitation on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.4       Sale, Transfer or Encumbrance of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.5       Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.6       Limitation on Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.7       Limitation on Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.8       Limitation on Investments, Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.9       Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.10      Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.11      Trust Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.12      Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.13      Limitation on Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.14      Activities of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.15      Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.16      Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.17      Lock-Box Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.18      Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.19      Margin Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.20      No Commingling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.21      Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.22      Amendment of Facility Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.23      Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.24      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 8.  REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         8.1       Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.2       Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.3       Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.4       Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

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
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SECTION 9.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         9.1       Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.2       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.3       No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.4       Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.5       Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.6       Successors and Assigns; Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.7       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.8       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.9       Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.10      Integration; Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.11      Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.12      GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.13      SUBMISSION TO JURISDICTION; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.14      Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.15      WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34



SCHEDULES

Schedule I     -   List of Documents


EXHIBITS

Exhibit A      -   Definition List
Exhibit B      -   Form of Promissory Note
Exhibit C      -   Notice of Borrowing

                           WAREHOUSE CREDIT AGREEMENT


                   WAREHOUSE CREDIT AGREEMENT, dated as of May 17, 1996 (the "Credit Agreement"), by and between CONTITRADE SERVICES L.L.C., a Delaware limited liability company ("Lender"), N.A.F. Auto Loan Trust, a Delaware business trust ("Borrower") and National Auto Funding Corporation, a Texas corporation ("NAF Corp." and together with the Borrower, the "NAF Entities").

                              W I T N E S S E T H:

                   WHEREAS, Borrower desires to purchase certain Contracts from time to time; and

                   WHEREAS, Borrower has requested that Lender make the Loans to Borrower, the proceeds of which shall be used to purchase Contracts; and

                   WHEREAS, as security for its obligations under this Credit Agreement, Borrower shall pledge the Collateral; and

                   WHEREAS, there is also being executed and delivered in connection with this Agreement a Funding Commitment dated as of May 17, 1996 (the "Funding Commitment") by and between FirstCity Financial Corporation ("FirstCity") and the Lender and an Investment Banking Services Agreement dated as of May 17, 1996 (the "IBSA") between NAF Corp. and ContiFinancial Services Corporation ("ContiFinancial"); and

                   WHEREAS, subject to the terms and conditions set forth herein, Lender is willing to make the Loans to Borrower.

                   NOW, THEREFORE, the parties hereto agree as follows:


                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. (a) As used in this Credit Agreement, the Funding Commitment, the Promissory Note, the Servicing Agreement, the Security and Collateral Agent Agreement, the Paying Agent Agreement, the IBSA or any certificate or other document made or delivered pursuant hereto or thereto (collectively, the "Facility Agreements"), the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List dated as of the date hereof that refers to this Credit Agreement, which is incorporated herein by reference and attached as Exhibit A hereto (the "Definitions List").

                 (b) As used herein or in any other Facility Agreement, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined shall have the respective meanings given to them under GAAP.





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
                 (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

                 (d) Capitalized terms used herein or in any other Facility Agreement shall be equally applicable to both the singular and plural forms of such terms.


           SECTION 2.  AMOUNT AND TERMS OF LENDER FUNDING COMMITMENT

                 2.1 Lender Funding Commitment. (a) Subject to the terms and conditions hereof, Lender agrees to make revolving credit loans (collectively, "Advances" or the "Loan", and, individually, an "Advance") to Borrower from time to time during the Funding Commitment Period, as requested; provided, however, that in no event shall Lender make any Advance, (x) if, after giving effect to such Advance the Outstanding Facility Balance would exceed either (i) the Maximum Loan Amount or (ii) the Borrowing Base or (y) an Event of Default or an Unmatured Event of Default shall have occurred and be continuing and not waived by Lender. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth herein. The lending arrangement described herein is referred to herein as the "Facility".

                 (b) The Facility will cancel automatically on the Funding Commitment Termination Date; provided, however, that the Borrower may request a renewal, in writing (a "Renewal Request"), not more than 120 days prior to the Funding Commitment Termination Date; and provided, further, that the Lender must notify the Borrower, in writing, by the later of (x) 30 days from receipt by the Lender of the Renewal Request or (y) at least 60 days prior to the Funding Commitment Termination Date that it has elected to renew the Facility.

                 (c) If the Facility is not renewed pursuant to Section 2.1(b), Lender shall extend the Facility 60 days if no Event of Default or Unmatured Event of Default shall have occurred and be continuing and if the Borrower delivers to the Lender (i) a commitment letter, acceptable to the Lender, for a replacement warehouse loan facility from a financial institution acceptable to the Lender or (ii) a guarantee, from a party acceptable to the Lender, of all amounts payable under the Facility.

                 2.2 Promissory Note. The Borrower shall, in connection with the Facility, execute and deliver a promissory note, substantially in the form of Exhibit B hereto (the "Promissory Note"), payable to the order of Lender. Borrower is obligated to make payments to Lender as provided in this Agreement whether or not Borrower has executed the Promissory Note. The actual amount Borrower is obligated to pay the Lender shall be determined by this Agreement and the records of the Lender, regardless of the terms of the Promissory Note. Any Promissory Note executed in connection with the Facility need not be amended to reflect changes made to this Agreement. The records of the Lender shall, absent demonstrable error, be conclusive evidence at any time as to the amount of the Loan, the interest due thereon, and all other amounts owed in connection with this Agreement with respect to the Borrower. The Promissory Note shall
(a) be dated the Closing Date, (b) be stated to mature on the Funding Commitment Termination Date and (c) provide for the payment of interest in accordance with Section 2.4.

                 2.3 Availability of Borrowings. Borrower may request an Advance on any Business Day during the Funding Commitment Period, subject to the provisions contained in Section 2.1, by giving Lender prior irrevocable notice of each borrowing in the form of Exhibit C hereto ("Notice of Borrowing") by 11:00 A.M. (New York City time) on the second Business Day prior to a Borrowing Date which shall specify (a) the Borrowing Date for such borrowing, (b) the Outstanding Facility Balance on such date (prior to the making of the requested Advance), (c) the Borrowing Base applicable to such Advance, and (d) the Available Facility Amount; provided, however, that Lender shall not be obligated to make more than one Loan in any single calendar week. Subject to satisfaction of the conditions precedent set forth in Section 4 hereof, the proceeds of such Advance will be made available to Borrower by Lender by wire transfer of immediately available funds to the Collection Account. The amount of such Advance shall be paid out from the Collection Account as set forth in Section 2.02(a)(i) of the Paying Agent Agreement.

                 2.4 Interest. Interest shall accrue on the Outstanding Facility Balance at a fluctuating rate per annum equal to LIBOR plus three percent (3.00%) percent. Interest accrued on the Loans shall be paid monthly in arrears on the third day of each calendar month, or if such day is not a Business Day the next succeeding Business Day, commencing in the first calendar month following the Closing Date (each such date, a "Payment Date"). Upon the occurrence, and during the continuance of, an Event of Default, the Outstanding Facility Balance shall bear interest at the rate per annum equal to LIBOR plus seven percent (7.00%); provided, however, that no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law; and provided, further, that interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason. Interest shall accrue on the basis of a 360-day year and the actual number of days elapsed.

                 2.5       Principal Payments on the Loan.

                           (a)      Other than as set forth in Section
2.01(a)(iii) of the Paying Agent Agreement, the Borrower shall prepay the Loan with the proceeds of a Securitization to at least an extent such that the Outstanding Facility Balance (after such prepayment) does not exceed the Borrowing Base (after taking into account the Contracts transferred from the Facility to the Securitization); provided, however, after completion of Securitizations with Lender and ContiFinancial of $600,000,000, Borrower may thereafter prepay the Loan in whole or in part from any source of funds. Any such prepayment shall be accompanied by payment of all accrued and unpaid interest thereon and all fees and other amounts due to the Lender hereunder through the date of such prepayment.

                           (b)      Borrower shall pay the Outstanding Facility
Balance, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof as set forth in Section 2.02(a)(ix) of the Paying Agent Agreement and otherwise on or before the Funding Commitment Termination Date.

                 2.6 Security and Collateral Agent Agreement. The Facility is secured pursuant to a Security and Collateral Agent Agreement, dated as of the date hereof (the "Security and Collateral Agent Agreement"), among the Borrower, the Lender and Texas Commerce Bank National Association, as Collateral Agent (together with any successors thereto, the "Collateral Agent").

                 2.7       Deposits to Collection Account.

                           (a)      Borrower shall establish on or prior to the
Closing Date, a bank account in the name of the Borrower (the "Collection Account"), bearing an additional designation clearly indicating that the funds deposited therein are for the benefit of the Lender. The Collection Account shall be initially established with the Paying Agent. The Collection Account shall at all times be an Eligible Deposit Account. All amounts held in such account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Collateral Agent at the written direction of the Borrower, in Permitted Investments which mature prior to the following Payment Date, or such earlier date as may be specified by the Borrower. Investments in Permitted Investments shall be made in the name of the Borrower, and such investments shall not be sold or otherwise disposed of prior to their maturity unless (x) a Securitization or an Event of Default shall have occurred and be continuing, (y) the Lender shall have instructed the Borrower to sell or otherwise dispose of such investments prior to their maturity or (z) as needed to fund the disbursements listed in Section 2.02(a) of the Paying Agent Agreement. Should the Collection Account no longer be an Eligible Deposit Account, then the Borrower shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Lender shall consent), with such bank's or trust company's assistance as necessary, cause the Collection Account to be moved to a bank or trust company such that the Collection Account will be an Eligible Deposit Account. Investment earnings on funds deposited in the Collection Account shall be deposited in the Collection Account.

                           (b)      Borrower shall cause each Lock-Box Bank to
deposit, no later than the close of business on each Business Day, all available Collections received by each such Lock-Box Bank into the Collection Account.

                           (c)      All Collections received directly by the
Borrower or the Servicer shall be held by the Borrower or the Servicer, as applicable, in trust for the benefit of the Lender. Borrower shall remit for deposit, and shall cause the Servicer to remit for deposit, no later than the close of business on the day received, such Collections in the Lock-Box Account.

                           (d)      Borrower may, from time to time, deposit
cash and/or deliver to the Paying Agent Permitted Investments to be credited to the Collection Account.

                 2.8 Proceeds. The proceeds of the Loan shall be used by Borrower solely to finance the purchase or holding of Eligible Contracts, and to pay other amounts expressly permitted under the terms and conditions of the Facility Agreements.

                 2.9 Taxes. All payments made by Borrower under this Credit Agreement and the Promissory Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority having taxing authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on Lender, as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and Lender (excluding a connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or the Promissory Note) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to or under the Promissory Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and the Promissory Note. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that Lender is legally required to pay as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Promissory Note.

                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 3.1 Representations and Warranties of Borrower. To induce Lender to enter into this Credit Agreement and to make the Advances, Borrower hereby represents and warrants to Lender that:

                 (a) Trust Existence; Compliance with Law. Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, as a Delaware business trust, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign business trust or unincorporated association, is in good standing and has all licenses (in full force and effect) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and/or licensing and (iv) is in compliance with all Requirements of Law.

                 (b) Trust Power; Authorization; Enforceable Obligations. Borrower has the power and authority, and the legal right, as a Delaware business trust, to make, deliver and perform this Credit Agreement and the other Facility Agreements to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Credit Agreement and the other Facility Agreements to which it is a party and to authorize the execution, delivery and performance of this Credit Agreement and the other Facility Agreements to which it is a party. All consents or authorizations of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Credit Agreement or the other Facility Agreements to which it is a party have been so obtained, made or received. This Credit Agreement and each other Facility Agreement to which it is a party has been duly executed and delivered on behalf of Borrower. This Credit Agreement and each other Facility Agreement to which it is a party constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 (c) No Legal Bar. The execution, delivery and performance of this Credit Agreement and the other Facility Agreements, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than the Lien set forth herein.

                 (d) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or threatened, by or against Borrower or against any of its properties or revenues (i) with respect to this Credit Agreement or the other Facility Agreements or any of the transactions contemplated hereby or thereby, or (ii) which could have a material adverse effect on the business, prospects, properties, assets, operations or condition, financial or otherwise, of Borrower, or the ability of Borrower to perform its obligations hereunder or under the other Facility Agreements.

                 (e) No Default; No Event of Default. Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the business, operations, properties, assets, condition or prospects, financial or otherwise, of Borrower, or on the ability of Borrower to perform its obligations hereunder or under the other Facility Agreements. No Event of Default or Unmatured Event of Default has occurred or is continuing.

                 (f) No Burdensome Restrictions. Borrower is not a party to or subject to any Contractual Obligation (other than the Facility Agreements) which could have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of Borrower, or on the ability of Borrower to carry out its obligations hereunder or under the other Facility Agreements.

                 (g) Taxes. Borrower has filed or caused to be filed all federal, state and other tax returns which are required to be filed by it, or has filed extensions with respect thereto (which extensions have not expired) and has paid all taxes shown to be due and payable on said returns or on any federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it, and no claim is being asserted by any Governmental Authority with respect to any such tax, fee or other charge.

                 (h) ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has participated in any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate of Borrower has maintained any Single-Employer Plan.

                 (i) Investment Company Act; Other Regulations. Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Debt.

                 (j) Subsidiaries. Borrower has no Subsidiaries, other than Subsidiaries formed in connection with any Securitization.

                 (k) Purpose of Advances. The proceeds of the Advances shall be used by Borrower to purchase Eligible Contracts and for other purposes expressly permitted by the Facility Agreements.

                 (l) No Deduction. Borrower is not required to make any deduction or withholding from payments to be made by it to Lender under this Credit Agreement, and the execution and performance of this Credit Agreement and any of the other Facility Agreements does not make Borrower liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of creation, which tax or duty has not been, or will not be, paid when due.

                 (m) No Other Debt. Borrower has no liability in respect of any Debt or in respect of any guarantee by Borrower of the obligations of another under which the lender, creditor or lessor or the Person in whose favor such guarantee is given has any right, by operation of law or otherwise, to have any claim in respect of such obligation or guarantee satisfied out of any assets of Borrower, other than Subordinated Debt consented to by Lender in writing.

                 (n) Title; Liens. Except for the Liens granted to the Lender pursuant to the Facility Agreements and any Subordinate Liens consented to by the Lender in writing, Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender pursuant to the Facility Agreements.

                 (o) Ownership of Contracts. Each purchase by Borrower of Contracts constitutes a valid sale of the Contracts to Borrower and creates in favor of Borrower a perfected ownership interest in and valid, legal and equitable title to such Contracts, which ownership interest is not subject to any Lien.

                 (p) No Petition. There is no intent to file a voluntary petition under the federal bankruptcy laws with respect to Borrower and Borrower is not insolvent or generally unable to pay its debts as they become due.

                 (q) Eligible Contracts. Each Contract is an Eligible Contract. With respect to each such Contract, (i) no effective financing statement, lien notation on any certificate of title or other instrument similar in effect covering all or any part of such Contract or the security therefor, which would give the Person filing, named on or entitled to the benefit of such statement or instrument priority senior to or pari passu with the Borrower, is on file in any recording office or is otherwise effective except such as may be filed in favor of the Dealer, the related FI or the Borrower and collaterally assigned to Lender in accordance with the Facility Agreements; and (ii) the Vehicle, including any equipment sold and financed in connection with such Contract, is the subject of an application for a certificate of title to be issued in the name of the Obligor which will indicate a security interest therein held by the Borrower or the Collateral Agent, in the appropriate form and in compliance with all appropriate procedures as may be necessary under applicable law to cause a perfected and first priority security interest to exist in favor of, or for the benefit of, the Borrower, to secure the obligations of such Obligor under such Contract;
(iii) each of the Representations and Warranties are true and correct and (iv) it is in compliance with the Underwriting Criteria.

                 (r) Tangible Net Worth Requirement. The Tangible Net Worth Requirement is met.

                 (s) Representations and Warranties in Facility Agreements. The representations and warranties of the Borrower contained in each of the Facility Agreements to which it is a party and in any document, certificate or instrument delivered pursuant to any such Facility Agreement are true and correct and the Lender may rely on such representations and warranties, if not made directly to the Lender, as if such representations and warranties were made directly to the Lender. To the best of the Borrower's knowledge, the representations and warranties of the FIs in each of the Loan Origination Agreements and in any document, certificate or instrument delivered pursuant to the Loan Origination Agreements are true and correct in all material respects and the Lender may rely on such representations and warranties as if such representations and warranties were made directly to the Lender, except that no such representation or warranty is made with respect to the Loan Origination Agreement with Farmers and Mechanics Bank.

                 (t) Principal Place of Business. The Borrower's principal place of business is located at 4545 Fuller Drive, Suite 101, Irving, Texas.

                 3.2 Representations and Warranties of NAF Corp. To induce Lender to enter into this Credit Agreement and to make the Loans, NAF Corp. hereby represents and warrants to Lender that:

                 (a) Financial Condition. (i) The pro forma consolidated balance sheet of NAF Corp. as of the Closing Date and reflecting all Closing Date transactions is complete and correct and presents fairly the financial condition of NAF Corp. as at such date. NAF Corp. does not have any Debt, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction except to the extent reflected as a liability on the balance sheet referred to above. Such balance sheet has been prepared in accordance with GAAP.

                 (b)       Corporate Existence; Compliance with Law. NAF Corp.
(i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, as a Texas corporation, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation, is in good standing and has all licenses (in full force and effect) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and/or licensing and (iv) is in compliance with all Requirements of Law.

                 (c) Corporate Power; Authorization; Enforceable Obligations. NAF Corp. has the power and authority, and the legal right, as a Texas corporation, to make, deliver and perform this Credit Agreement and the other Facility Agreements to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Credit Agreement and the other Facility Agreements to which it is a party and to authorize the execution, delivery and performance of this Credit Agreement and the other Facility Agreements to which it is a party. All consents or authorizations of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Credit Agreement or the other Facility Agreements to which it is a party have been so obtained, made or received. This Credit Agreement and each other Facility Agreement to which it is a party has been duly executed and delivered on behalf of NAF Corp. This Credit Agreement and each other Facility Agreement to which it is a party constitutes a legal, valid and binding obligation of NAF Corp. enforceable against NAF Corp. in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 (d) No Legal Bar. The execution, delivery and performance of this Credit Agreement and the other Facility Agreements, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of NAF Corp. and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than the Lien set forth herein.

                 (e) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or threatened, by or against NAF Corp. or against any of its properties or revenues.

                 (f) No Default; No Event of Default. NAF Corp. is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the business, operations, properties, assets, condition or prospects, financial or otherwise, of NAF Corp., or on the ability of NAF Corp. to perform its obligations hereunder or under the other Facility Agreements. No Event of Default or Unmatured Event of Default has occurred or is continuing.

                 (g) No Burdensome Restrictions. NAF Corp. is not a party to or subject to any Contractual Obligation (other than the Facility Agreements) which could have a material adverse effect on the business, properties, assets, operations, condition or prospects, financial or otherwise, of NAF Corp., or on the ability of NAF Corp. to carry out its obligations hereunder or under the other Facility Agreements.

                 (h) Taxes. NAF Corp. has filed or caused to be filed all federal, state and other tax returns which are required to be filed by it, or has filed extensions with respect thereto (which extensions have not expired) and has paid all taxes shown to be due and payable on said returns or on any federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it, and no claim is being asserted by any Governmental Authority with respect to any such tax, fee or other charge.

                 (i) ERISA. Prior to May 17, 1996, neither NAF Corp. nor any ERISA Affiliate of NAF Corp. has participated in any Multiemployer Plan. Prior to May 17, 1996, neither NAF Corp. nor any ERISA Affiliate of NAF Corp. has maintained any Single-Employer Plan. Beginning May 17, 1996, NAF Corp. and Borrower are participants in FirstCity's employee benefit plans.

                 (j) Investment Company Act; Other Regulations. NAF Corp. is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. NAF Corp. is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Debt.

                 (k) No Deduction. NAF Corp. is not required to make any deduction or withholding from payments to be made by it to Lender under this Credit Agreement, and the execution and performance of this Credit Agreement and any of the other Facility Agreements does not make NAF Corp. liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of creation, which tax or duty has not been, or will not be, paid when due.

                 (l) No Priority Claim Debt. NAF Corp. has no liability in respect of any Debt or in respect of any guarantee by NAF Corp. of the obligations of another under which the lender, creditor or lessor or the Person in whose favor such guarantee is given has any right, by operation of law or otherwise, to have any claim in respect of such obligation or guarantee first satisfied out of the general assets of NAF Corp. in priority to the claims of its general creditors, other than (i) a non-recourse promissory note to Cargill Financial Services Corporation and (ii) an indemnification agreement with High Industries, Inc. copies of which have been supplied to the Lender.

                 (m) No Petition. There is no intent to file a voluntary petition under the federal bankruptcy laws with respect to NAF Corp. and NAF Corp. is not insolvent or generally unable to pay its debts as they become due.

                 (n) Eligible Contracts. Each Contract is an Eligible Contract. With respect to each such Contract, (i) no effective financing statement, lien notation on any certificate of title or other instrument similar in effect covering all or any part of such Contract or the security therefor, which would give the Person filing, named on or entitled to the benefit of such statement or instrument priority senior to or pari passu with the Borrower, is on file in any recording office or is otherwise effective except such as may be filed in favor of the Dealer, the related FI or the Borrower and collaterally assigned to Lender in accordance with the Facility Agreements; and (ii) the Vehicle, including any equipment sold and financed in connection with such Contract is the subject of an application for a certificate of title to be issued in the name of the Obligor which will indicate a security interest therein held by the Borrower or the Collateral Agent, in the appropriate form and in compliance with all appropriate procedures as may be necessary under applicable law to cause a perfected and first priority security interest to exist in favor of, or for the benefit of, to secure the obligations of such Obligor under such Contract; (iii) each of the Representations and Warranties are true and correct and (iv) it is in compliance with the Underwriting Criteria.

                 (o) Representations and Warranties in Facility Agreements. The representations and warranties of NAF Corp. contained in each of the Facility Agreements to which it is a party and in any document, certificate or instrument delivered pursuant to any such Facility Agreement are true and correct and the Lender may rely on such representations and warranties, if not made directly to the Lender, as if such representations and warranties were made directly to the Lender. To the best of NAF Corp.'s knowledge, the representations and warranties of the FIs in each of the Loan Origination Agreements and in any document, certificate or instrument delivered pursuant to the Loan Origination Agreements are true and correct in all material respects and the Lender may rely on such representations and warranties as if such representations and warranties were made directly to the Lender, except that no such representation or warranty is made with respect to the Loan Origination Agreement with Farmers' and Mechanics' Bank.

                 (p) Principal Place of Business. NAF Corp.'s principal place of business is located at 4545 Fuller Drive, Suite 101, Irving, Texas.

                        SECTION 4.  CONDITIONS PRECEDENT

                 4.1 Conditions to Initial Advance. The agreement of Lender to fund the initial Advance is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                 (a) Facility Agreements. Lender shall have received (i) this Credit Agreement executed and delivered by a duly authorized officer of Borrower, (ii) the Promissory Note executed and delivered by a duly authorized officer of Borrower, (iii) the Security and Collateral Agent Agreement, duly executed and delivered by the parties thereto, (iv) the Servicing Agreement, duly executed and delivered by the parties thereto; (v) the Paying Agent Agreement, (vi) the Funding Commitment, duly executed by the parties thereto, (vii) the IBSA, duly executed by the parties hereto, (viii) copies of all the other Facility Agreements, executed by all parties thereto and in form and substance satisfactory to Lender, and (ix) such other documents or instruments as may be reasonably requested by Lender.

                 (b) Trust Documents; Incumbency. (i) Lender shall have received copies of the certificate of trust of Borrower certified by the Secretary of State or other appropriate official of the State of Delaware and the Governing Instrument of Borrower certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer, (ii) good standing certificates for Borrower issued by the Secretary of State or other appropriate official of the State of Delaware and each jurisdiction where the conduct of Borrower's business activities or its ownership of properties makes qualification necessary and (iii) a certificate of a Responsible Officer of Borrower, certifying the names and true signatures of the officers of Borrower authorized to sign the Facility Agreements to which it is a party.

                 (c) Credit Committee Approval. Lender shall have received the approval of its credit committee with respect to the transactions contemplated by the Facility Agreements.

                 (d) No Violation. The consummation of the transactions contemplated hereby and by the other Facility Agreements shall not contravene, violate or conflict with, nor involve Borrower in any violation of, any Requirement of Law except to the extent that any such contravention, violation, conflict or involvement would not adversely affect the transactions contemplated hereby and by the other Facility Agreements.

                 (e) Legal Opinions. Lender shall have received the executed legal opinion of counsel to Borrower, NAF Corp. and FirstCity.

                 (f) Collection Account and Paying Agent Agreement. Borrower shall have established the Collection Account, and the financial institution at which the Collection Account is established shall have executed and delivered the Paying

         Agent Agreement (the "Paying Agent Agreement").

                 (g) Lien Certificate. Lender shall have received a certificate of a Responsible Officer of Borrower to the effect that the Collateral is not subject to any Lien, except Liens created by the Facility Agreements.

                 (h) UCC Searches. Lender shall have received lien searches and other evidence as to the absence of any Lien on or security interest in the Collateral in form and substance satisfactory to Lender. Any termination statements or releases requested by Lender to be filed with respect to the Contracts shall have been filed.

                 (i) Filings. Lender shall have received acknowledgment copies of proper financing statements, duly filed under the UCC of all jurisdictions that Lender may deem necessary or desirable in order to perfect the security interests created by this Credit Agreement and the other Facility Agreements and all other filings, notifications, consents and recordings necessary to consummate the transactions contemplated hereunder and under the other Facility Agreements shall be accomplished and Lender shall have received evidence of such filings, notifications, consents and recordings satisfactory in form and substance to Lender.

                 (j) Lock-Boxes. Borrower shall have established or caused to have been established Lock-Boxes in its name and the name of the Lender and shall have received an executed Lock-Box Agreement (a "Lock-Box Agreement") for each Lock-Box from each Lock-Box Bank. All Obligors shall have been instructed to remit Collections to a Lock-Box.

                 (k) Consents. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the validity and enforceability against it of the Facility Agreements to which it is a party and such consents, licenses and approvals shall be in full force and effect.

                 (l) Insurance. Lender shall have received evidence that the Blanket Policy is in full force and effect.

                 (m) Servicer's Certificates. Lender shall have received a certificate from EDS and the Servicer confirming the loss and delinquency status of the portfolio immediately prior to Closing.

                 (n) No Default. Neither NAF Corp. nor the Borrower is in default under any agreement to which either is a party.

                 (o) Due Diligence. Lender shall have had the opportunity to conduct legal, financial, operational and key man due diligence on the NAF Entities and FirstCity.

                 (p) FI Deferred Fees. Borrower shall have assigned its rights to any remaining FI deferred fees to the Lender.

                 (q) Funding Commitment. FirstCity and Lender shall have executed and delivered the Funding Commitment.

                 (r) Servicing Agreement. Borrower, the Servicer, the Lender and the Collateral Agent shall have entered into the Servicing Agreement.

                 (s) Loan Origination Agreements. NAF Corp. and the FIs (other than Tammac Corporation and Mellon Bank) shall have entered into amended Loan Origination Agreements satisfactory to Lender (with executed waivers of defaults from the prior Loan Origination Agreements), or, in the case of Farmers and Mechanics Bank, a termination and release.

                 (t) Exercise of First City's Options. FirstCity shall have exercised each of its options so as to gain control of the Borrower and NAF Corp.; provided that up to 20% of the equity in NAF Corp., and less than a majority of the board seats of NAF Corp., may be controlled by parties other than FirstCity (except that Cargill Financial Services Corporation may control not more than 15% of such equity and not more than one board seat).

                 (u) IBSA. NAF Corp. and ContiFinancial shall have executed and delivered the IBSA.

                 (v) Other Agreements. The Lender shall have received executed copies of all of the documents listed on Schedule I hereto.

                 (w) Funding Commitment Fee. On the Closing Date, the Borrower shall pay $125,000 to the Lender as a commitment fee.

                 4.2 Conditions to Each Advance. The agreement of Lender to fund any Advance requested to be made by it on any date (including, without limitation, the initial Advance) is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by Borrower and NAF Corp. in or pursuant to any of the Facility Agreements, and by FirstCity in the Funding Commitment, shall be true and correct on and as of such date as if made on and as of such date.

                 (b) Notice of Borrowing. Borrower shall have delivered to Lender a Notice of Borrowing within the time period specified in
         Section 2.3.

                 (c) Section 2.1 Requirements. After giving effect to the Advance to be made on such day, the Outstanding Facility Balance does not exceed either (x) the Maximum Loan Amount or (y) the Borrowing Base.

                 (d) Evidence of Pledge. Prior to the release of the proceeds of such

         Advance in consideration of the Borrower's acquisition of any Contracts, Lender shall have received an approving (i.e., indicating no material exceptions) Custodial Certification with respect to the related Contracts not later than 11 A.M., New York time, on the Business Day preceding the day on which such amounts are to be released.

                 (e) Additional Documents. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by Lender with respect of any aspect or consequence of the transactions contemplated hereby or by any other Facility Agreement.

                 (f) Additional Matters. All proceedings, documents, instruments and legal matters specified in subsection 4.1 hereof, or required after the Closing Date, shall be satisfactory in form and substance to Lender.

                 (g) Event of Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing to occur.

Each borrowing by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.


                          SECTION 5.  RELEASE OF LIENS

                 In connection with any payment of principal on the Facility, upon receipt of a written request from the Borrower to the Lender in the form attached as Exhibit B to the Collateral Agent Agreement, the Lender shall take such actions as are necessary to release or cause the lien of the Lender on the related Contract to be released and to cause the related Contract Files to be returned to the Borrower; as used in this Article 5, the "related Contracts" shall be those Contracts, specified by Borrower to be released from this Facility; provided that, following such release and the related payment of principal on the Facility, the Outstanding Facility Balance does not exceed the Borrowing Base. Upon payment in full of all Obligations, termination of all obligations of Lender to make Advances hereunder and expiration or termination of this Credit Agreement, the Lender shall take such actions as are necessary to release or cause the Lien of the Lender on the Collateral to be released and to cause the Contract Files then held by the Collateral Agent to be returned to the Borrower. To the extent the Borrower consummates a Securitization and so long as the proceeds thereof are applied to repay Loans hereunder, the Lender shall take such actions as are necessary to release the Lien of the Lender on the related Collateral and shall instruct the Collateral Agent to deliver possession of the related Contracts and Contract Files in the Collateral Agent's possession which will be used as collateral for such securities.

                       SECTION 6.  AFFIRMATIVE COVENANTS

                 NAF Corp. and/or the Borrower hereby agree that, so long as this Credit Agreement remains in effect, NAF Corp. and/or the Borrower shall:

                 6.1 Financial Statements. (a) NAF Corp. shall furnish to Lender, commencing with the year ending December 31, 1996:

                 (i) as soon as available, but in any event within 120 days after the end of each fiscal year of NAF Corp. a copy of the unaudited consolidated balance sheet as at the end of such year and the related unaudited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and including all footnotes thereto and management discussions and analysis contained therein, certified by a Responsible Officer of FirstCity as being fairly stated in all respects (subject to normal year-end audit adjustments); and

                 (ii) as soon as available, but in any event not later than 60 days after the end of each fiscal quarter of NAF Corp., the unaudited balance sheet of NAF Corp. as at the end of such quarter and the related unaudited statements of income and cash flows of NAF Corp for such period and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures, for the previous year;

                 (b) the Borrower shall furnish to Lender, commencing with the year ending December 31, 1996:

                 (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the balance sheet as at the end of such year and the related statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and including all footnotes thereto and management discussions and analysis contained therein, audited by KPMG Peat Marwick or another nationally recognized accounting firm acceptable to Lender (the "Accountants"); and

                 (ii) as soon as available, but in any event not later than 60 days after the end of each fiscal quarter of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and cash flows of the Borrower for such period and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures, for the previous year, certified by a Responsible Officer of NAF Corp. as being fairly stated in all respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all respects and to be prepared in detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                 6.2 Certificates; Other Information. NAF Corp. shall furnish to Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Accountants reporting on such financial statements stating that (i) such audit was made in accordance with GAAP and (ii) no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsection 6.1, a certificate of a Responsible Officer stating that each of NAF Corp. and the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Credit Agreement and the other Facility Agreements to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Unmatured Event of Default or Event of Default, except as specified in such certificate;

                 (c) copies of all financial statements, reports and other communications that NAF Corp. or the Borrower may make to, or file or have with, the SEC or any state securities commission contemporaneously with the filing thereof;

                 (d) at the time of each securitization or whole-loan sale, a comfort letter from the Accountants covering the loss and delinquency statistics on the Servicer's servicing portfolio of the Borrower's contracts;

                 (e) copies of any written communication received from an FI, outside of the ordinary course of business; and

                 (f) promptly, such additional financial and other information as Lender may from time to time reasonably request.

                 6.3       [Reserved].

                 6.4 Payment of Obligations. The NAF Entities shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, each of their obligations (with a balance of $50,000 or more) of whatever nature.

                 6.5 Conduct of Business and Maintenance of Existence. The NAF Entities shall continue to engage in business of the same type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply in all material respects with all Contractual Obligations and Requirements of Law.

                 6.6 Maintenance of Property; Insurance. The NAF Entities shall keep all property useful and necessary in its business in good working order and condition; maintain, or cause to be maintained on its behalf, with financially sound and reputable insurance companies, the Blanket Policy and insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to Lender, at least annually, and otherwise upon written request, full information as to the insurance carried.

                 6.7 Inspection of Property; Books and Records; Discussions; Audit Reports. NAF Corp. and the Borrower shall each

                 (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records on prior notice during normal business hours and to discuss the business, prospects, operations, properties and financial and other condition of NAF Corp. with officers and employees of NAF Corp. and the Borrower and with its independent certified public accountants.

                 (b) permit all accountants and auditors employed by NAF Corp. and the Borrower at any time to exhibit and deliver to the Lender copies of any and all of NAF Corp.'s and the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and to disclose to the Lender any information they may have concerning the Borrower's financial status and business operations which the Lender may reasonably request. NAF Corp. and the Borrower shall authorize all federal, state and municipal authorities to furnish to the Lender copies of reports or examinations relating to NAF Corp. or the Borrower, whether made by NAF Corp., the Borrower or otherwise.

                 (c) permit the Lender to conduct at any time and from time to time, and fully cooperate with, field examinations and audits of the business affairs of NAF Corp. and/or the Borrower. NAF Corp. shall reimburse the Lender for all reasonable costs and expenses in connection with such examinations.

                 (d) permit the Lender to inspect the Collateral, during normal business hours and upon reasonable notice; the Borrower shall reimburse the Lender for the reasonable expenses of the Lender in conducting any such inspection.

                 (e) deliver promptly upon receipt thereof, one copy of each other report submitted to the Borrower by its independent accountants, including management letters and "comment" letters, in connection with any annual, interim or special audit report made by them of the books of the Borrower.

                 6.8 Notices. NAF Corp. shall promptly give notice to Lender of:

                 (a) the occurrence of any Event of Default or Unmatured Event of Default;

                 (b) any (i) default or event of default by Borrower or NAF Corp. under any Contractual Obligation of Borrower or NAF Corp. or
         (ii) litigation, investigation or proceeding which may exist at any time affecting the Borrower or NAF Corp. and which is likely to result in a material adverse change in the financial condition or business prospects of the Borrower or of NAF Corp;

                 (c) a material adverse change in the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Borrower or NAF Corp.; and

                 (d) any change in its principal place of business or chief executive office from the address set forth in paragraph (v) of subsection 3.1.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the NAF Entities propose to take with respect thereto.

                 6.9 Delivery of Other Reports. The NAF Entities shall furnish any reports required to be delivered by the NAF Entities pursuant to any Facility Agreement to which any NAF Entity is a party or which any NAF Entity has signed.

                 6.10 Approval of New FIs. The NAF Entities shall not execute a Loan Origination Agreement with a new FI unless they have received approval of the new FI and the new Loan Origination Agreement from the Lender, which approval shall not be unreasonably withheld. This provision shall apply, without limitation, to Tammac Corporation and to Mellon Bank.

                 6.11 Further Assurances. The NAF Entities shall do such further acts and things and execute and deliver to Lender such assignments, agreements, financing statements, powers and instruments as are required by Lender to carry into effect the purposes of this Credit Agreement and the other Facility Agreements or to better assure and confirm unto Lender its rights, powers and remedies hereunder and under the other Facility Agreements, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents, financing statements and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary or desirable to preserve and protect the position of Lender hereunder and under the other Facility Agreements. This covenant shall survive the termination of this Credit Agreement.

                 6.12 Cooperation in Making Calculations. The NAF Entities shall cooperate with Lender at all times in the calculation of all formulas used in any Facility Agreement, including, without limitation, delivering in written or electronic form any and all data and other information as may be so required. The NAF Entities hereby agree to provide all such information or data on or before each date, without prior request by Lender, as required to make any such calculation, and to provide such information and data in such form as may be immediately used by Lender without further interpretation or purchase or license of any software. The NAF Entities do hereby further agree that if they fail to provide any such information or data as required in this subsection 6.12, Lender may use any estimate of any amount or calculation that it, in its sole discretion, determines.

                 6.13 Securitization. The Borrower shall use its best efforts to effect a refinancing of the Loans through the issuance by Borrower or an Affiliate of asset backed securities secured by Contracts (each such refinancing a "Securitization") on a semi-annual basis. Borrower further agrees to use its best efforts to consummate the first such Securitization on or prior to October 31, 1996 in an amount of not less than $40,000,000.

                 6.14      Additional Credit Support.

                 (a) The NAF Entities will deliver or cause to be delivered to the Lender any and all subordinate securities (together with appropriate, fully-executed bond powers and assignments) received by them or by any Affiliate of the NAF Entities pursuant to any Securitization in order to create a first-priority, perfected security interest therein in favor of the Lender.

                 (b) NAF Corp. shall cause the beneficial owner of Borrower to deliver to the Lender the "Certificates" issued under the Trust Agreement creating the Borrower, together with appropriate, fully-executed bond powers and assignments, not later than ten Business Days following the Closing Date.

                 (c) The Borrower shall deposit any rebated FI deferred fees to the Collection Account.

                 6.15 Minimum Net Worth. For so long as there are any Obligations to Lender, the Borrower shall maintain at all times the Tangible Net Worth Requirement.

                 6.16 Underwriting and Review. (a) NAF shall review each Contract for compliance with the Underwriting Criteria.

                           (b)(i)  The Borrower shall cause to be furnished to
the Lender, by August 31, 1996, a report stating the conclusions of a review to be conducted by an independent firm (such as Baker and Associates), of the Servicer, any Sub-Servicer and of the Contracts originated after the Closing Date. The costs of such report shall be paid as follows: the Lender shall pay the first $10,000; the Borrower shall pay the balance of such cost, which is not expected to exceed $18,000 in the aggregate.

                           (ii)  In addition to the costs of such initial
review, the Borrower agrees to pay up to $20,000 per year in additional fees and expenses of a third-party contract reviewer (such as Baker and Associates); provided, that if any such review reveals material inconsistencies in the application of the Underwriting Criteria, the Lender may require additional reviews to be performed, all at the Borrower's expense.


                         SECTION 7.  NEGATIVE COVENANTS

                 Each NAF Entity hereby agrees that, so long as this Credit Agreement remains in effect, it shall not directly or indirectly, without the prior written consent of the Lender, in its sole discretion:

                 7.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except (i) indebtedness in respect of the Loans, the Promissory Note, and other obligations of the NAF Entities under the Facility Agreements, (ii) Subordinated Debt which is subordinated to the Obligations on terms reasonably satisfactory to Lender, (iii) a non-recourse promissory note to Cargill Financial Services Corporation and (iv) in the case of NAF Corp., intercompany Debt approved by the Lender and trade Debt.

                 7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, including, without limitation, the Collateral, whether now owned or hereafter acquired, except Subordinate Liens.

                 7.3 Limitation on Fundamental Changes. Except as expressly permitted by the Facility Agreements, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

                 7.4 Sale, Transfer or Encumbrance of Assets. Sell, lease, or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of its property, business or assets, including, without limitation, the Collateral, (whether now owned or hereafter acquired) except for (i) the movement of assets in the ordinary course of business to locations disclosed in advance to Lender and where Borrower has executed and tendered to Lender appropriate UCC-1 financing statements for filing or taken other steps required to enable Lender to perfect its lien and (ii) Securitizations.

                 7.5       Contracts.

                           (a)       Sell, assign or otherwise encumber any
Contract except as expressly permitted by the Facility Agreements; or

                           (b)       Cancel, terminate, amend, modify or waive
any term or condition of any Contract (including the granting of rebates or adjustments with respect thereto), or the related certificates of title except in accordance with the Credit and Collection Policy.

                 7.6 Limitation on Dividends. The NAF Entities shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the NAF Entities or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of NAF Corp.

                 7.7 Limitation on Capital Expenditures. NAF Corp. shall not make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (including, without limitation, pursuant to an operating lease or a lease which is required to be capitalized for financial reporting purposes in accordance with GAAP) in excess of $250,000 in the aggregate in any year.

                 7.8 Limitation on Investments, Loans and Advances. The Borrower or NAF Corp. shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                 (a)       purchases of Contracts;

                 (b) investments in Permitted Investments of funds, if any, on deposit in the Collection Account; and

                 (c) capitalization of any special purpose entity formed for the purpose of a Securitization.

                 7.9 Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except for transactions expressly permitted by the Facility Agreements, and transactions in the ordinary course of Borrower's business and which are upon fair and reasonable terms not less favorable to Borrower than it would obtain in a comparable arm's length transaction with a person that is not an Affiliate.

                 7.10 Sale and Leaseback. NAF Corp. shall not enter into any arrangement with any Person providing for the leasing by NAF Corp. of real or personal property which has been or is to be sold or transferred by NAF Corp. to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower.

                 7.11 Trust Documents. The Borrower shall not amend its Governing Instrument.

                 7.12 Fiscal Year. The Borrower shall not permit the fiscal year of Borrower to end on a day other than December 31.

                 7.13 Limitation on Negative Pledge Clauses. The Borrower shall not enter into any agreement with any Person other than Lender which prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                 7.14 Activities of Borrower. The Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking or expend any funds (other than incidental expenses incurred in the ordinary course of business), which are not directly related to the transactions contemplated and authorized hereby or by the other Facility Agreements other than an agreement or other arrangement approved in writing by Lender to share taxes of any affiliated, consolidated, unitary, combined or similar group including Borrower, such approval not to be unreasonably withheld.

                 7.15 Agreements. The Borrower shall not, except for the Facility Agreements, and as expressly permitted by the Facility Agreements, become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, or issue any power of attorney except to Lender except for instruments, contracts, agreements or leases entered into in the ordinary course of the Borrower's business which are necessary or desirable in furtherance of the transactions contemplated by the Facility Agreements.

                 7.16 Bank Accounts. The NAF Entities shall not, except as otherwise permitted by this Credit Agreement, move the Bank Accounts from the institution at which they are maintained on the Closing Date.

                 7.17 Lock-Box Banks. The NAF Entities shall not add or terminate any bank as a Lock-Box Bank from those delivering a Lock-Box Agreement pursuant to Section 4.1(o) hereof, or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Lender shall have received notice of such addition of any Lock-Box Bank and a Lock-Box Agreement executed by Borrower, the Lender and such Lock-Box Bank shall have been delivered to the Lender; or deposit or otherwise credit, or cause or permit to be so deposited or credited, Collections to any lock-box account except the Lock-Boxes and the Collection Account.

                 7.18 Subordinated Debt. The Borrower shall not make or take any action to authorize or effect any payment of principal on or in respect of any part or all of any Debt that is by its terms subordinated to the Obligations or voluntarily prepay any such Debt or otherwise repurchase, redeem or retire any instrument evidencing any such Debt.

                 7.19 Margin Securities. The NAF Entities shall not own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereinafter be in effect.

                 7.20 No Commingling. The Borrower shall maintain separate bank accounts and no funds of the Borrower shall be commingled with funds of any other entity. The Borrower shall not maintain bank accounts other than those which have been identified in writing to the Lender.

                 7.21 Guarantees. Neither the Borrower nor NAF Corp. will guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person.

                 7.22 Amendment of Facility Agreements. The NAF Entities will not amend the Facility Agreements without the prior written approval of the Lender, such approval not to be unreasonably withheld.

                 7.23 Policies. The NAF Entities shall not amend the Credit and Collection Policy or the Underwriting Criteria without the prior written approval of Lender, such approval not to be unreasonably withheld.

                 7.24      Miscellaneous.

                           (i)       The Borrower will at all times hold itself
out to the public under the Borrower's own name and as a separate and distinct entity from National Auto Funding Corporation, National Auto Funding I, LP or National Auto Funding II, LP.

                           (ii)      The Borrower will at all times be
responsible for the payment of all its obligations and indebtedness, will at all times maintain a business office, records, books of account, and funds separate from any other entity and will observe all customary formalities of independent existence.


                       SECTION 8.  REMEDIES UPON DEFAULT

                 8.1 Acceleration. Upon the occurrence of one or more Events of Default (other than pursuant to clause (e) of the definition of Event of Default), the Lender may cease making Advances, and may immediately declare all or any portion of the Obligations to be immediately due and payable. Upon such declaration, the Obligations shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower. Upon the occurrence of an Event of Default specified in clause (e) of the definition of Event of Default, the Lender shall immediately cease making Advances and the Obligations shall automatically accelerate and become due and payable, without any further action of the Lender. Upon acceleration of the Obligations for any reason, Borrower shall thereupon be obligated to pay to Lender the Obligations then outstanding, and Lender shall not be obligated to make any further Advance under this Credit Agreement.

                 8.2 Files. Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Collateral, on a servicing-retained or servicing-released basis, as Lender may elect, together with all files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of Borrower or any third party acting for Borrower, including the Collateral Agent and the Servicer.

                 8.3 Collections. Upon the occurrence of one or more Events of Default, Lender may exercise all rights and remedies under each Contract, lease, security agreement and other contract included among the Collateral as are afforded to the secured party thereunder or which are otherwise afforded to Borrower thereunder; Lender may, subject to the rights of Obligors, recover possession of any tangible personal property under any Contract, and require that the same be assembled and delivered to a specific location. Without limiting the foregoing, the Lender shall have the right to give direction to the Servicer, replace or remove the Servicer, collect and receive all further payments made on the Collateral, to instruct the Obligors to make payments to a lock-box or other location designated by the Lender, to control deposits to and disbursements from the Collection Account, to notify Lock-Box Banks to follow the instructions of the Lender, and if any payments are received by Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly pay them over to the Lender. In addition, the Lender shall have the right to dispose of all or any part of the Collateral as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. The Lender shall be entitled to place the Contracts which it recovers after any default in a pool for issuance of automobile loan receivable pass-through securities and to sell such securities at the then prevailing price for such securities in the open market as a commercially reasonable disposition of collateral subject to the applicable requirements of the UCC. The Lender shall also be entitled to sell (on a servicing-retained or servicing-released basis, as Lender may elect) any or all of such Contracts individually for the prevailing price as a commercially reasonable disposition of collateral subject to the applicable requirements of the UCC and to retitle in Lender's or Lender's nominee's name, the subordinate certificates referenced in Section 6.14 hereof. Any surplus which exists after payment and performance in full of the Loans and any other Obligations which arise hereunder shall be promptly paid over to Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The specification in this subsection 8.3 of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the UCC) at the option of the Lender.

                 8.4 Power of Attorney. Borrower hereby authorizes the Lender, at Borrower's expense, to file such financing statement or statements relating to the Collateral without Borrower's signature thereon as Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact (but without requiring the Lender to act) to execute any such financing statement or statements in Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes and instruments, complete blanks in documents and sign assignments on behalf of Borrower as its attorney-in-fact and to prove and adjust any losses and to endorse any loss drafts under applicable insurance policies. This power of attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted shall only be effective during the occurrence and continuance of any Event of Default hereunder.

                           SECTION 9.  MISCELLANEOUS

                 9.1 Amendments and Waivers. None of this Credit Agreement, the Promissory Note, any other Facility Agreement to which Lender or Borrower is a party, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. Lender, the Collateral Agent and Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Promissory Note and the other Facility Agreements to which they are parties for the purpose of adding any provisions to this Credit Agreement or the Promissory Note or such other Facility Agreements or changing in any manner the rights of Lender, the Collateral Agent or Borrower hereunder or thereunder and, in addition, waiving, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Credit Agreement or the Promissory Note or such other Facility Agreements or any Unmatured Event of Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon Lender and all future holders of the Promissory Note. In the case of any waiver, Lender and Borrower shall be restored to their former position and rights hereunder and under the Promissory Note and any other Facility Agreements to which they are parties, and any Unmatured Event of Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Unmatured Event of Default or Event of Default, or impair any right consequent thereon.

                 9.2 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy (accompanied by a telephonic confirmation or receipt thereof), or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Credit Agreement on: (a) the second Business Day following the day on which such notice was placed in the custody of the U.S. Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to Borrower:               N.A.F. Auto Loan Trust
                              4545 Fuller Drive, Suite 101
                              Irving, TX 75038

                              Attention:
                              Tel. No.: 214-791-1113
                              Telecopier No.: 214-791-0464

with a copy to:               N.A.F. Auto Loan Trust
                              c/o Delaware Trust Company
                              900 Market Street, 2-M
                              Wilmington, Delaware 19801
                              Attention:  Corporate Trust Administrator

                              Facsimile Number: 302-421-7387
                              Telephone Number: 302-421-7748

If to NAF Corp.:              National Auto Funding Corporation
                              4545 Fuller Drive, Suite 101
                              Irving, TX 75038

                              Attention: Jim W. Moore, President
                              Tel. No.: 214-791-1113
                              Telecopier No.: 214-791-0464

If to Lender:                 ContiTrade Services L.L.C.
                              277 Park Avenue, 38th Floor
                              New York, New York 10172

                              Attention: Chief Counsel
                              Tel. No.: 212-207-2822
                              Telecopier No.: 212-207-2935


                 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender; any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Promissory Note.

                 9.5 Payment of Expenses and Taxes. Borrower agrees, on demand, and except as otherwise specifically set forth herein, to (a) pay or reimburse Lender and the Collateral Agent for all out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Credit Agreement, the Promissory Note and the other Facility Agreements and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, subject to the limitations in Section 5.2 hereof, any and all collateral audit fees and the reasonable fees and disbursements of counsel to Lender, (b) pay or reimburse Lender for all of its costs incurred in connection with its due diligence review of Borrower and all of its out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of the Facility Agreements, (c) pay or reimburse Lender and the Collateral Agent for all out-of-pocket costs and expenses incurred in connection with the preparation and execution of any amendment, modification or supplement to this Credit Agreement, the Promissory Note and the other Facility Agreements and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, any and all collateral audit fees and the reasonable fees and disbursements of counsel to Lender, (d) pay or reimburse Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Promissory Note, the other Facility Agreements and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to Lender, (e) pay, indemnify, and hold Lender, its directors, members, officers, employees, agents and Affiliates, harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any registration tax, stamp, duty and other similar taxes or duties, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Credit Agreement, the Promissory Note, the other Facility Agreements and any such other documents (other than income taxes and franchise taxes), and (f) pay, indemnify, and hold Lender, its directors, members, officers, employees, agents and Affiliates, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Credit Agreement, the Promissory Note and the other Facility Agreements (all the foregoing, collectively, the "indemnified liabilities"), provided that Borrower has no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender.

                 9.6       Successors and Assigns; Participations.   (a)
This Credit Agreement shall be binding upon and inure to the benefit of Borrower and Lender, and all future holders of the Promissory Note and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement and Lender, except as set forth in paragraph (b) below, may not assign or transfer any of its rights or obligations under this Credit Agreement without (except following the occurrence of, and during the continuance of, an Event of Default) the prior consent of Borrower, which consent shall not unreasonably be withheld; provided, however, that if Lender desires to assign, transfer, sell or otherwise dispose of all of its right, title and interest in the Collateral or the Obligations owed to it under the Facility Agreements to any institutional investor pursuant to any repurchase agreement or similar arrangement, or to a Subsidiary or Affiliate of Continental Grain Company, the consent of Borrower shall not be required.

                 (b) Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to it, the Promissory Note, the Facility or any other interest of Lender hereunder and under the other Facility Agreements. In the event of any such sale by Lender of participating interests to a Participant, Lender's obligations under this Credit Agreement to the other parties hereto shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of the Promissory Note for all purposes under this Credit Agreement and the other Facility Agreements, and Borrower shall continue to deal solely and directly with Lender in connection with Lender rights and obligations under this Credit Agreement and the other Facility Agreements. Borrower agrees that if amounts outstanding under this Credit Agreement and the Promissory Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of the Funding Commitment Termination Date, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Credit Agreement and the Promissory Note to the same extent as if the amount of its participating interest were owing directly to it under this Credit Agreement or the Promissory Note. Borrower also agrees that each Participant shall be entitled to the benefits of Subsections 2.9 and
9.5 with respect to its participation in the Facility and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than Lender would have been entitled to receive in respect of the amount of the participation transferred by Lender to such Participant had no such transfer occurred.

                 (c) Borrower authorizes Lender to disclose to any Participant and any prospective Participant any and all financial information in its possession concerning the Borrower and its Affiliates which has been delivered to it by or on behalf of such Person pursuant to this Credit Agreement or which has been delivered to it by or on behalf of such Person in connection with its credit evaluation of Borrower and its Affiliates prior to becoming a party to this Credit Agreement; provided such Participant agrees to keep such financial information confidential unless required to be disclosed by applicable Requirements of Law.

                 (d) If, pursuant to this Subsection 9.6, any interest in this Credit Agreement or the Promissory Note is transferred or assigned to any Participant or assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, Lender shall cause such Participant or assignee, as a condition to the effectiveness of such transfer,
(i) to represent to Lender and Borrower that under applicable law and treaties then in effect no taxes will be required to be withheld by Borrower or Lender with respect to any payments to be made to such Participant or assignee, in respect of the Loans, (ii) to furnish to Borrower either U.S. Internal Revenue Service Form 4224 (or any successor form) or U.S. Internal Revenue Service Form 1001 (or any successor form) (wherein such Participant or assignee claims entitlement to complete exemption from U.S.

federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of Lender and Borrower) timely to provide Lender and Borrower a new Form 4224 (or any successor form) or Form 1001 (or any successor form) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with and if permitted under applicable U.S. laws and regulations and amendments then in effect duly executed and completed by such Participant or assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                 (e) Lender shall not grant to any Participant the right to consent to any amendment or waiver entered into in accordance with subsection 9.1 except for any such amendment or waiver which would increase the Lender Funding Commitment, or reduce the amount or extend the due date of any principal of or interest on the Promissory Note.

                 9.7 Termination. This Credit Agreement (except for Sections 9.4 and 9.5) shall terminate following the Funding Commitment Termination Date upon payment in full of all outstanding principal, interest and other amounts due hereunder to Lender.

                 9.8 Counterparts. This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 9.9 Severability. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 9.10 Integration; Construction. This Credit Agreement represents the agreement of Borrower and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Facility Agreements.

                 9.11 Limited Liability. No recourse under any Facility Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Facility Agreements, it being expressly agreed and understood that each Facility Agreement is solely a corporate or trust obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder for breaches by any party hereto of any obligations under any Facility Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

                 9.12 GOVERNING LAW. THIS CREDIT AGREEMENT AND THE PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CREDIT AGREEMENT AND THE PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                 9.13 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT AND THE OTHER FACILITY AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SUBSECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                 (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                 (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                 9.14 Acknowledgements. Borrower and NAF Corp. each hereby acknowledge that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Credit Agreement, the Promissory Note and the other Facility Agreements;

                 (b) the Lender has no fiduciary relationship to Borrower or NAF Corp., and the relationship between Lender and Borrower is solely that of debtor and creditor; and

                 (c) no joint venture exists between Borrower, NAF Corp. and Lender.

                 9.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR THE PROMISSORY NOTE OR ANY OTHER FACILITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers, members or trustees as of the day and year first above written.

                                        N.A.F. AUTO LOAN TRUST

                                        By: DELAWARE TRUST COMPANY, not in its
                                            individual capacity, but solely as
                                            Owner Trustee on behalf of N.A.F.
                                            AUTO LOAN TRUST



                                        By  /s/ RICHARD N. SMITH
                                          ----------------------------
                                          Name:  Richard N. Smith
                                          Title: Vice President


                                        NATIONAL AUTO FUNDING CORPORATION



                                        By    /s/ JIM W. MOORE
                                          ----------------------------
                                          Name:   Jim W. Moore
                                          Title:  President



                                        CONTITRADE SERVICES L.L.C.



                                        By    /s/ JEROME PEARLSON
                                          ----------------------------
                                          Name:   Jerome Pearlson
                                          Authorized Signatory

                                              /s/ SUSAN O'DONOVAN
                                          ----------------------------
                                          Name:   Susan O'Donovan
                                          Authorized Signatory

                                                                       EXHIBIT A

                                DEFINITIONS LIST


                 Adjusted Eligible Contract Balance: On any day, the aggregate of the Outstanding Balances of all Contracts minus the sum of (a) the aggregate Outstanding Balance of all Defaulted Contracts on such day and (b), without duplication of the amount described in clause (a) of this definition, the aggregate Outstanding Balance of all Ineligible Contracts on such day; provided, that for this purpose only a Contract shall not be an Ineligible Contract by reason of clause (d) of the definition of the Eligible Contract.

                 Administration Agreement: The Administration Agreement dated as of October 31, 1994 between the Borrower and NAF Corp.

                 Advance Rate:  Eighty-five percent (85%).

                 Affiliate: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no "acquisition vehicle" (such as WAMCO XXIII, Ltd.) shall be considered an "Affiliate" of FirstCity or any NAF Entity.

                 Annual Percentage Rate: The annual rate of interest applicable to each Contract, as disclosed therein.

                 Available Facility Amount: On any date, the excess, if any, of (a) the Borrowing Base, as of such date, minus (b) the Outstanding Facility Balance.

                 Bank Accounts: Collectively, the Lock-Boxes and the Collection Account.

                 Bankruptcy Event: With respect to a Person, (a) such Person or any of its Affiliates (if any) shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person or any of its Affiliates shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against such Person or any of its Affiliates any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there shall be commenced against such Person or any of its Affiliates any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) such Person or any of its Affiliates shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above; or (e) such Person or any of its Affiliates shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                 Blanket Policy: An Insurance Policy maintained by the Borrower and its assignees for "vendor's single interest" coverage with respect to each Vehicle.

                 Borrower:  N.A.F. Auto Loan Trust, a Delaware business trust.

                 Borrowing Base:  On any day, an amount equal to

                 (x)      the sum of:

                            (i) the product of the Advance Rate times the Adjusted Eligible Contract Balance as of the end of the prior Collection Period (or as of the Closing Date, with respect to the initial period),

                           (ii) the product of the Advance Rate times the Outstanding Contract Balance of all Contracts acquired by the Borrower since the end of the immediately preceding Collection Period,

                          (iii) the Eligible Amount on deposit in the Collection Account at the end of the immediately preceding Collection Period,

                           (iv)   the Deposit Amount on deposit in the
                                  Collection Account on such day, and

                            (v) the product of the Advance Rate and 50% of the Outstanding Balance of each Contract which (a) is less than 60 days past due and
                                  (b) for which the related vehicle has been repossessed but not sold,

                                     minus

                 (y)      the sum of:

                                  (i) the Borrowing Base Adjustment Amount as of such date; and

                                  (ii)     from the first day of the related
                                           Collection Period through the
                                           related Determination Date, zero;
                                           from the related Determination Date
                                           through the end of the related
                                           Collection Period, the principal
                                           amortization amount during the prior
                                           Collection Period, as reported on
                                           the Servicer's Certificate; and

                                  (iii)    the excess, if any, of:

                                            (x)  the cumulative amount disbursed
                                                 from the Collection Account
                                                 pursuant to Section
                                                 2.03(a)(i) of the Paying
                                                 Agent Agreement since the
                                                 beginning of the related
                                                 Collection Period;

                                                      over

                                            (y)  the sum of:
                                         (i)      the cumulative amount
                                                  deposited to the Collection
                                                  Account pursuant to Section
                                                  2.02(a)(ii) of the Paying
                                                  Agent Agreement since the
                                                  beginning of the related
                                                  Collection Period; and

                                        (ii)     the Deposit Amount as of such
                                                 day.

                 Borrowing Base Adjustment Amount: means $2,000,000, until such time as the Lender notifies the Borrower, NAF Corp., the Paying Agent and FirstCity that the Lender has accepted FirstCity's delivery of its additional funding commitment pursuant to Section 3.1(b) of Commitment, the Borrowing Base Adjustment Amount shall thereafter be zero.

                 Borrowing Date: Any Business Day specified in a notice pursuant to subsection 2.3 of the Credit Agreement as a date on which Borrower requests Lender to make Loans thereunder.

                 Business Day: A day of the year on which banks are not required or authorized to close in New York City, New York, Wilmington, Delaware, Dallas, Texas and Los Angeles, California.

                 Capital Stock: With respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                 Change of Control:

                 (i) Except with respect to a securitization contemplated by the Facility Agreements, all or substantially all of either of the NAF Entities' assets are sold, leased, transferred or otherwise disposed of as an entirety or substantially as an entirety (in one transaction or in a series of transactions) to any Person or Persons which are not at least 80% owned, directly or indirectly, by FirstCity; or

                 (ii) the beneficial owners or trustees of either of the NAF Entities consummate, or approve a definitive agreement or plan for:

                          (A) any merger, consolidation, exchange of
certificates, recapitalization, restructuring or other business combination with or into another business trust or any sale of beneficial ownership of either of the NAF Entities (for purposes of this definition, a "Transaction") pursuant to which (x) either of the NAF Entities will not survive, or (y) FirstCity, directly or indirectly, will not hold at least 80% of the beneficial interest in either of the NAF Entities after such Transaction, or (z) FirstCity, directly or indirectly, is entitled to receive any cash, securities or other property, except any such Transaction as a result of which at least 80% of the beneficial ownership of the surviving Person is owned, directly or indirectly, by FirstCity, or

                          (B) the liquidation or dissolution of either of
the NAF Entities.

                 Closing Date: the date on which all of the Facility Agreements have been executed by all the parties thereto.

                 Code: The United States Internal Revenue Code of 1986, amended.

                 Collateral: As defined in Section 2 of the Security and Collateral Agent Agreement.

                 Collateral Agent: Texas Commerce Bank National Association, acting in its capacity as Collateral Agent under the Security and Collateral Agent Agreement and any successor Collateral Agent appointed pursuant to the Security and Collateral Agent Agreement.

                 Collateral Agent Certification: As defined in Section 7.08(a)(i) of the Security and Collateral Agent Agreement.

                 Collateral Agent's Certification As defined in Section 7.08(a)(i) of the Collateral Agent Agreement.

                 Collection Account: The Collection Account maintained by the Collateral Agent pursuant to the Paying Agent Agreement.

                 Collection Period: With respect to any Payment Date, the calendar month (or portion of such calendar month, in the case of the first Payment Date) immediately preceding such Payment Date.

                 Collections: All amounts (including, without limitation, Recoveries) due and owing on, or otherwise received by Borrower in respect of the Contracts and the Vehicles.

                 Commitment Period: The period from and including the date hereof to but not including the Commitment Termination Date.

                 Commitment Termination Date: The date which is 360 days after the Closing Date; or such later date to which the Commitment Termination Date may be extended pursuant to Section 2.1(a) of the Credit Agreement.

                 Computer Tape: A computer tape generated by the Borrower containing, without limitation, the information set forth on the Contract List.

 ContiFinancial:  ContiFinancial Services Corporation, a Delaware Corporation.

                 Contract: Each retail installment sale contract for a Vehicle that was originated under a Loan Origination Agreement with an FI approved by the Lender, any amendment, supplement or modification thereto, and all rights and obligations thereunder.

                 Contract List: Each schedule of Contracts delivered by Borrower to Lender and the Collateral Agent with respect to each Borrowing Date identifying, in such detail as such parties may require, each Contract being purchased by Borrower, delivered to the Lender and, for so long as the Security and Collateral Agent Agreement is in effect, the Collateral Agent, pledged by Borrower to the Lender, organized by the name of the Obligor and the state in which the Obligor's billing address is located and setting forth for each such
Contract: (i) a number identifying the Contract, (ii) the original amount financed of such Contract, (iii) Annual Percentage Rate, (iv) the original maturity of the Contract, (v) the remaining maturity of the Contract, (vi) the amount of the Obligor's monthly payment, (vii) the purchase price of such Contract, (viii) the name and address of the Obligor on such Contract and (ix) the Outstanding Balance of such Contract.

                 Contractual Obligation: As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 Credit Agreement: The Warehouse Credit Agreement dated as of May 17, 1996 between Borrower, Lender and NAF Corp.

                 Credit Enhancer: A monoline insurer, letter of credit bank or other third- party supplier of credit enhancement, if any.

                 Dealer Assignment: Any agreement pursuant to which a Contract or security interest in a Vehicle has been transferred, sold or assigned by a Vehicle Dealer to Borrower (or to an FI and then assigned to Borrower).

                 Debt: Of a Person on any day, the sum on such day of (a) indebtedness for borrowed money or for the deferred purchase price of property or services, or evidenced by bonds, notes or other similar instruments, (b) obligations as lessee under any operating leases and any leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) or (b) above.

                 Defaulted Contract: As of any Determination Date, any Contract that as of the end of the preceding Collection Period (a) is classified by the Borrower, on a contractual basis, as 60 or more days past due, or (b) with respect to which the related Vehicle has been repossessed by Borrower.

                 Delinquency Ratio: With respect to the Determination Dates in June and July of 1996, the aggregate Outstanding Contract Balances of all Contracts which are 30 or more days past due as of the end of the preceding Collection Period divided by the aggregate Outstanding Contract Balances of all Contracts as of the end of such preceding Collection Period; with respect to any subsequent Determination Date, the average, as of the last day of each of the three preceding Collection Periods, of the aggregate Outstanding Contract Balance of all Contracts.

                 Delinquent Contract: Any Contract (a) that is classified by the Borrower, on a contractual basis, as 30 or more days past due and (b) that is not a Defaulted Contract.

                 Deposit Amount: means all funds deposited in the Collection Account (i) by the Borrower, pursuant to Section 2.01(a)(iii) of the Paying Agent Agreement or (ii) by the Lender, pursuant to Section 2.01(a)(i) of the Paying Agent Agreement in each case (a) since the end of the immediately preceding Collection Period and (b) which remain on deposit in the Collection Account at the time of the Borrowing Base calculation is being made and, thus have not been applied to the acquisition of Contracts.

                 Deposited Funds: On any day, all Principal Collections on deposit in or otherwise to the credit of the Collection Account at the close of business on the previous Business Day.

                 Determination Date: With respect to a Collection Period, the tenth day following the end of such Collection Period.

                 Dollars and $:  Lawful money of the United States of America.

                 EDS: Electronic Data Systems Corporation, a Texas corporation.

                 Eligible Amount: means the amount on deposit in the Collection Account at the end of the immediately preceding Collection Period, less (i) the interest due to Lender on the Facility on the interest payment date which next follows the end of the such Collection Period, (ii) the Servicing Fees to be due to the Servicer on the 15th day of the month which next follows the end of such Collection Period and (iii) $250,000, representing miscellaneous amounts.

                 Eligible Contract: On any day, a Contract (a) that arises from the completed delivery of a Vehicle and which has been fully performed by Borrower and the Dealer party thereto, (b) that arises from the normal course of the Dealer's business, (c) that is not a Defaulted Contract, (d) that is not a Delinquent Contract; provided, that this clause (d) shall not apply to WAMCO Contracts at the time the Advance is made against such WAMCO Contracts, (e) the Obligor of which is a natural person residing in any state of the United States or the District of Columbia, (f) the Obligor of which is not a government or governmental subdivision or agency, (g) the Obligor of which has full power and capacity to enter into such Contract and perform his or her obligations thereunder, (h) as to which the Obligor has executed and delivered an original note that is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms, (i) that is denominated and payable in Dollars in the United States, (j) that is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by Borrower, (k) that has an original term to maturity of not less than 24 nor more than 60 months, (l) that provides for equal monthly payments which will cause the Contract to fully amortize during its term, (m) that has an Annual Percentage Rate of not less than the lesser of (A) 700 basis points over the two-year Treasury rate in effect on the date of origination of such Contract and (B) the maximum interest rate permissible by law with respect to such Contract, (n) that, together with the note applicable thereto, does not contravene any Requirements of Law applicable thereto, (o) with respect to which all required consents, approvals and authorizations have been obtained, (p) as to which the security interest in the Vehicle securing such Contract has been recorded in the name of Borrower or the Collateral Agent and which security interest is in full force and effect and subject to no prior or equal liens, claims or encumbrances, (q) which was originated using the Underwriting Criteria, (r) that requires the Borrower to be named as loss payee or beneficiary (as applicable) under an insurance policy with respect to the Vehicle financed by such Contract and entitles the Borrower to the benefits of such insurance policy and (s) as to which the Representations and Warranties are true and correct, (t) that, if such Contract is a Modified Contract, the Lender has not given the Borrower notice that such Contract is to be excluded as not being an Eligible Contract and (u) as to which the Collateral Agent has issued a Collateral Agent's Certification listing no exceptions.

                 Eligible Deposit Account: Either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating acceptable to the Lender.

                 Eligible Institution: A depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating of at least AA by S&P and Aa by Moody's or otherwise acceptable to the Lender or (2) a short-term unsecured debt rating or certificate of deposit rating of at least A-1 by S&P and P-1 by Moody's or otherwise acceptable to the Lender and (B) whose deposits are insured by the FDIC.

                 ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                 ERISA Affiliate: With respect to any Person (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any partnership or other trade or business described in clause (b) above.

                 Event of Default: The occurrence of any of the following events:

                 (a) Borrower fails to pay when due any amount payable under the Credit Agreement.

                 (b) Any representation or warranty made or deemed made by Borrower or NAF Corp., in any capacity which is contained in the Facility Agreements or in any agreement, written report or written information furnished at any time under or required by the Facility Agreements shall prove to have been false or incorrect on or as of the date made or deemed made, which remains uncured for five Business Days following NAF Corp.'s receipt of notice thereof, and which is likely to have a material, adverse effect on the financial condition or business prospects of the Borrower or of NAF Corp.

                 (c)(i) Borrower (x) defaults in any payment of principal of or interest on any Debt, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (y) defaults in the observance or performance of any agreement or condition contained in any instrument or agreement to which it is a party or by which its property or assets are bound, which remains uncured for five Business Days following the Borrower's and NAF Corp.'s receipt of notice thereof.

                  (ii) NAF Corp. (x) defaults in any payment of principal of or interest on any Debt, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created and which has an outstanding principal balance of $50,000 or more or (y) defaults in the observance or performance of any agreement or condition contained in any instrument or agreement to which it is a party or by which its property or assets are bound, which remains uncured for five Business Days following NAF Corp.'s receipt of notice thereof, and which is likely to have a material adverse effect on the financial condition or business prospects of NAF Corp.

                 (d) For any reason, Borrower shall cease to have a valid and perfected first priority ownership interest in the Contracts or Lender shall cease to have a valid and perfected first priority security interest in the Collateral or any other collateral pledged under the Facility Agreements or any other Operative Document shall cease to be in full force and effect or cease to be the legal, valid, binding and enforceable obligation of any party thereto.

                 (e) A Bankruptcy Event shall occur with respect to Borrower, NAF Corp. or any Affiliate of NAF Corp.

                 (f) One or more judgments or decrees (in the case of NAF Corp., in an aggregate amount in excess of $50,000) shall have been entered against any NAF Entity which is not paid, bonded, stayed or covered by insurance, provided, that this clause shall not apply to actions relating to individual Contracts, unless a material portion of the Contracts is affected.

                 (g) Borrower or NAF Corp. becomes liable for environmental remediation or compliance expenses or fines, penalties or other charges related to environmental matters in excess of $50,000.

                 (h) Borrower or NAF Corp. or any ERISA Affiliate of Borrower,
         (i) shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
         (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any ERISA Affiliate shall, or in the reasonable opinion of Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject Borrower or any ERISA Affiliate to any tax, penalty or other liabilities which are materially adverse to the business, operations, prospects, property or financial or other condition of Borrower.

                 (i) Any financial statement delivered pursuant to the Facility Agreements and reported on by any independent certified public accountants shall contain any qualification or exception, or qualification arising out of the scope of the audit.

                 (j) A material adverse change from the date hereof in the business, properties, operations, prospects or financial or other condition of Borrower or NAF Corp., as determined by Lender in its reasonable, good faith business judgment.

                 (k) A material adverse change from the date hereof in the collectibility of the Contracts taken as a whole.

                 (l) Borrower or NAF Corp. becomes an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (m) Borrower shall fail to provide any information required to be provided by Section 6.3 of the Credit Agreement by the time required thereby.

                 (n) Borrower or NAF Corp. shall default in the observance or performance of any other term, condition or covenant under the Facility Agreements and such failure to observe or perform continues for five Business Days.

                 (o) As of any Determination Date, the Delinquency Ratio is greater than or equal to (i) for the Determination Dates in June and July 1996, 30%, or, (ii) for the Determination Dates in August and September 1996, 25% or (iii) thereafter, 15%.

                 (p) As of the November, 1996, Determination Date, the Net Loss Ratio is greater than or equal to 13%; for each Determination Date thereafter, the Net Loss Ratio is greater than or equal to 10%, in each case, on an annualized basis.

                 (q) As of any Determination Date, the average of the Recovery Percentages for the three preceding Collection Periods is less than
         (i) prior to the Determination Date in September, 1996, 35%, or (ii) thereafter, 45%.

                 (r) As of any date, the Outstanding Facility Balance exceeds the Borrowing Base.

                 (s) A Change of Control shall occur.

                 (t) The aggregate principal amount of Contracts originated is less than $20,000,000 for the first six months following the Closing Date or $25,000,000 for any six month period thereafter.

                 (u) FirstCity shall default in the observance or performance of any term, condition or covenant in the Funding Commitment and such failure to observe or perform continues for five Business Days.

                 (v) Borrower fails to observe any financial covenant set forth in Section 6.15 of the Credit Agreement.

                 (w) Any two FI's cancel their Loan Origination Agreements in any consecutive two-month period, or any FI which accounts for 10% or more of Contract originations (by principal balance, on a rolling six-month basis) cancels its Loan Origination Agreement.

                 (x) An Event of Servicing Termination occurs under the Servicing Agreement.

                 (y) Any NAF Entity shall default in the observance or performance of any term, condition or covenant in any other Facility Agreement and such failure to observe or perform continues for five Business Days.

                 Facility Agreements: The collective reference to the Credit Agreement, the Promissory Note, the Commitment, the Security and Collateral Agent Agreement, the Servicing Agreement, the IBSA, the Loan Origination Agreements and any other agreement or instrument related or delivered to any party to any of the foregoing pursuant to or in connection with any of the foregoing.

                 FDIC: The Federal Deposit Insurance Corporation or any successor thereof.

                 File:  With respect to each Contract to be purchased by
Borrower:

                 (a)  the original Dealer Assignment;

                 (b)  the fully executed original of the Contract;

                 (c) documents evidencing or related to any Insurance Policy with respect to a Vehicle;

                 (d) the original or a copy of the credit application of the Obligor, fully executed by such Obligor, such application to be in a form substantially similar to that included in the Credit and Collection Policy;

                 (e) where permitted by law, the original certificate of title and otherwise such documents, if any, that the Servicer keeps on file in accordance with its customary procedures and the Credit and Collection Policy indicating that the Vehicle is owned by the Obligor and subject to the interest of Borrower as first lienholder or secured party; and

                 (f) any and all other documents that Borrower, Collateral Agent or Servicer keeps on file in accordance with its procedures relating to the Contract, Obligor or Vehicle.

                 Finance Charges: Interest charges, late charges, and other fees, charges and similar items with respect to Contracts.

                 FirstCity: FirstCity Financial Corporation, a Delaware corporation.

                 FIs: The financial institutions or agencies (except for Farmers' and Mechanics' Bank, Tammac Corporation and Mellon Bank) which have entered into respective Loan Origination Agreements with the Borrower.

                 Funding Commitment: The Funding Commitment dated as of May 17, 1996 by and between FirstCity and Lender

                 GAAP: Generally accepted accounting principles in effect from time to time in the United States of America.

                 Governing Instrument: The trust instrument which created the Borrower and provides for the governance of its affairs and the conduct of its business.

                 Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 IBSA: The Investment Banking Services Agreement dated as of May 17, 1996 between NAF Corp. and ContiFinancial.

                 Ineligible Contracts: Any Contract that, subsequent to the date of the Borrower's acquisition of such Contract, (A) is determined not to have conformed to the definition of "Eligible Contracts" on such date of purchase or (B) which has become (x) a Defaulted Contract or (y) a Modified Contract which the Lender has rejected from the Borrowing Base or (C) as to which the Servicer has not received the related Lien Certificate by the 136th day following the date on which the Contract was originated.

                 Insolvency: With respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

                 Interest Period: With respect to any Payment Date, the prior calendar month.

                 Lender:  ContiTrade Services L.L.C.

                 Lender Commitment: $50,000,000, or such other amount agreed upon in writing by Borrower and Lender.

                 LIBOR: With respect to any Advance, (x) through the end of the Interest Period in which such Advance is made, one-month LIBOR on the related Borrowing Date, and (y) for subsequent Interest Periods, one-month LIBOR on the first day of such

Interest Period, in either case as published on such date in the Wall Street Journal.

                 Lien: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever (except any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind granted under the Credit Agreement with respect to the Contracts).

                 Liquidated Contract: A Contract which is a Defaulted Contract and with respect to which the Borrower has concluded that all Recoveries to be received in respect of such Contract have been deposited in the Lockbox Account.

                 Loan:  As defined in subsection 2.1 of the Credit Agreement.

                 Loan Origination Agreement: The Non-Standard Auto Loan Origination Agreements, each in substantially the form attached as Exhibit K to the Credit Agreement (or with such changes from such form as are approved by the Lender), entered into between the Borrower and an FI pursuant to which the Borrower agrees to acquire Eligible Contracts, each as form time to time amended, supplemented or modified.

                 Lock-Box: Any lock-box or account to which Obligors remit Collections.

                 Lock-Box Agreement: As defined in Section 4.1(m) of the Credit Agreement.

                 Lock Box Bank:  Any institution at which a Lock-Box is kept.

                 Maximum Loan Amount: At any time, the lesser of (a) $50,000,000 and (b) the Borrowing Base.

                 Milco:  Milco Loan Servicing Corporation.

                 Modified Contract: As defined in Section 2.2(b) of the Servicing Agreement.

                 Moody's:  Moody's Investors Service, Inc.

                 Multiemployer Plan:  A "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 NAF Corp.: National Auto Funding Corporation, a Texas corporation.

                 NAF Entities: The Borrower, NAF Corp. and all subsidiaries (including trusts) of NAF Corp.

                 Net Loss Ratio: As of any Determination Date, the average, over the three most recent Collection Periods, of the product of (a)(i) the principal balance of all Contracts where (A) the Vehicle has been repossessed and sold, (B) the Vehicle has been repossessed, and more than 30 days has passed since the end of the related redemption period, or (C) the Contract is more than 120 days delinquent or has been written off, less all Recoveries received on each related Contract (net of associated expenses), in each case during the preceding Collection Period, divided by (ii) the principal balance of all Contracts outstanding at the end of such Collection Period and (b) 12.

                 Notice of Borrowing: As defined in Section 2.3 of the Credit Agreement.

                 Obligations: All the unpaid principal amount of, and interest on (including interest accruing on or after any Bankruptcy Event, whether or not a claim for post-filing or post-petition interest is allowed in a proceeding relating thereto, and interest on overdue interest), the Promissory Note and all other obligations and liabilities of Borrower or any Affiliate of the NAF Entities to Lender or any Affiliate of Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Promissory Note, the Facility Agreement and any other document executed and delivered in connection therewith whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Lender) or otherwise.

                 Obligor:  Each Person who is indebted on a Contract.

                 Outstanding Contract Balance: On any day, with respect to any Contract, the principal amount due and owing on such Contract on such day.

                 Outstanding Facility Balance: On any day, with respect to the Loan, the outstanding principal amount of the Loan on such day.

                 Owner Trustee:  Delaware Trust Company.

                 Paying Agent: The Collateral Agent, acting in its capacity as paying agent under the Paying Agent Agreement.

                 Paying Agent Agreement: The Paying Agent Agreement dated as of May 17, 1996 among Borrower, Lender and the Paying Agent.

                 Payment Date:  As defined in Section 2.4 of the Credit
Agreement.

                 PBGC: The Pension Benefit Guaranty Corporation established under ERISA.

                 Permitted Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

        (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                 (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P and Moody's in the highest investment category granted thereby;

                 (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P and Moody's in the highest investment category granted thereby;

                 (iv) investments in money market or common trust funds having a rating from each of S&P and Moody's in the highest investment category granted thereby;

                 (v) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

                 (vi) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

                 (vii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) the deposits of which are insured by the FDIC.

                 Person: An individual, a partnership, a corporation, a limited liability company, a limited liability partnership, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or other entity of whatever nature.

                 Pipeline Contract: Any Contract funded directly by an FI prior to May 17, 1996, and acquired by the Borrower from such FI.

                 Plan: Any employee benefit plan defined in Section 3(3) of ERISA in respect of which Borrower or any ERISA Affiliate thereof is or at any time within the immediately preceding five years was an "employer" as defined in Section 3(5) of ERISA or may have liability, including liability as a substantial employer, within the meaning of Section 4063 of ERISA and as a contributing sponsor under Section 4069 of ERISA.

                 Principal Collections:  Collections other than Finance
Charges.

                 Promissory Note: The note issued pursuant to Section 2.2 of the Credit Agreement.

                 Rating Agencies: Moody's Investors Service, Standard & Poor's Corporation, Duff & Phelps Credit Rating Service and Fitch Investors Service.

                 Recoveries: With respect to any Collection Period, the aggregate amount of all cash received by Borrower during such Collection Period in respect of any Contract which is a Defaulted Contract including, through the sale or other disposition of the related Vehicle, proceeds of Insurance Policies with respect to the related Vehicle, or payments made by or on behalf of the Obligor, net of amounts that are legally required to be refunded to the Obligor and net of the Servicer's expenses in connection with such liquidation.

                 Recovery Percentage: With respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Recoveries deposited in the Collection Account during such Collection Period in respect of Contracts which became Liquidated Contracts during such Collection Period and the denominator of which is the aggregate Outstanding Balance of such Liquidated Contracts.

                 Reorganization: With respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                 Reportable Event: Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder other than those events as to which the thirty day notice period is waived under Sections .13, .14, .18, .19 or .20 of PBGC regulation Section 2615.

                 Representations and Warranties: With respect to any Contract, the representations and warranties made by an FI (including, for this purpose, Tammac Corporation, Mellon Bank and Farmers' and Mechanics' Bank) in the related Loan Origination Agreement.

                 Requirements of Law: As to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 Responsible Officer: As to any Person, the chief executive officer, president, vice president-operations, chief financial officer, controller, secretary or treasurer of a corporation, provided, that (a) with respect to any certificate to be delivered by a Responsible Officer, such Responsible Officer shall have personal knowledge of the subject matter of such certificate, and (b) with respect to any other matter to be undertaken by a Responsible Officer, such Responsible Officer shall be duly authorized by all necessary corporate or other action with respect to such matter.

                 S&P: Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies, Inc.

                 SEC:  The Securities and Exchange Commission.

                 Securitization: As defined in Section 6.14 of the Credit Agreement.

                 Security and Collateral Agent Agreement: The Security and Collateral Agent Agreement dated as of May 17, 1996 among Borrower, Lender and the Collateral Agent.

                 Servicer:  J-Hawk Servicing Corporation, a Texas corporation.

                 Servicing Agreement: The servicing agreement dated as of May 17, 1996 among Borrower, the Servicer and the Collateral Agent.

                 Servicing Report: The report to be delivered by Borrower pursuant to Section 6.2 of the Credit Agreement, substantially in the form of
Exhibit I thereto.

                 Single-Employer Plan:  A single employer plan, as defined in
Section 4001(a)(15) of ERISA, which (a) is maintained for employees of Borrower or an ERISA Affiliate thereof and no Person other than the Borrower and their ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate thereof could have liability under Title IV of ERISA in the event such plan has been or were to be terminated.

                 Subordinated Debt: Any Debt which (x) is by its terms subordinated to the Obligations, and (y) provides for a non-petition covenant against Borrower.

                 Subordinated Lien: A Lien approved in writing by the Lender, and which secures any Subordinated Debt.

                 Subsidiary: As to any Person, any Person of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Capital Stock or beneficial interest thereof.

                 Tangible Assets:  All assets of Borrower except:   (i)
deferred assets, other than prepaid insurance and prepaid taxes, (ii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and similar intangibles, (iii) good will, including any amounts, however designated on the balance sheet of Borrower, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of Borrower, (iv) unamortized debt discount and expense, and (v) accounts, notes and other receivables due from Affiliates or employees.

                 Tangible Net Worth: At any date means a sum equal to (i) the net book value (after deducting related depreciation, amortization and other proper reserves) at which the Tangible Assets of Borrower would be shown on a balance sheet at such date in accordance with GAAP applied on a consistent basis, minus (ii) the amount at which the liabilities of Borrower (excluding Subordinated Debt) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves, required in accordance with GAAP, for contingencies and other potential liabilities.

                 Tangible Net Worth Requirement: The total Tangible Net Worth of Borrower is equal to at least $4 million.

                 Taxes:  As defined in Section 2.10 of the Credit Agreement.

                 UCC: The Uniform Commercial Code as in effect in the specified jurisdiction or, if no jurisdiction is specified, as in effect in the state whose law, by agreement of the parties, governs the document or agreement in which the term "UCC" appears.

                 Underwriting Criteria: The criteria agreed upon for underwriting Contracts between Borrower and Lender and attached to the Credit Agreement as Exhibit K.

                 Unmatured Event of Default: Any of the events specified in the definition of Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 Vehicle: Any new or used automobile or light truck that secures a Contract.

                 Vehicle Dealer: Any seller of automobile or light trucks that originated one or more of the Contracts and transferred, sold or assigned the respective Contract, directly or indirectly, to Borrower under a Dealer Assignment.

                 WAMCO Contract: Any Contract acquired by the Borrower from WAMCO XXIII, Ltd.

                                                                       EXHIBIT B

                                PROMISSORY NOTE


                                                              New York, New York
                                                                    May 17, 1996

                 FOR VALUE RECEIVED, the undersigned, N.A.F. Auto Loan Trust, a Delaware business trust (the "Borrower"), promises to pay to the order of ContiTrade Services L.L.C. ("Lender"), on the date specified in Section 2.5 of the Credit Agreement hereinafter referred to, at the office of Lender at 277 Park Avenue, New York, New York, in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS AND NO CENTS DOLLARS ($50,000,000), or if less, the aggregate unpaid principal amount of all Advances made by Lender to Borrower pursuant to the Credit Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Loans from time to time outstanding at the rate and on the dates specified in Section 2.4 of the Credit Agreement.

                 Lender is authorized to record, on the schedule annexed thereto and made a part hereof or on other appropriate records of Lender, the date and amount of each Loan made by Lender, each continuation thereof, the interest rate from time to time on each Loan and the date and amount of each payment or repayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement in respect of the Loan.

                 This Promissory Note is the Promissory Note referred to in the Warehouse Credit Agreement dated as of May 17, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") between Borrower, Lender and NAF Corp., and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

                 This Promissory Note is subject to original and mandatory prepayment as provided in the Credit Agreement.

                 Upon the occurrence of an Event of Default, the Lender shall have all of the remedies specified in the Credit Agreement, and Borrower hereby waives presentment, demand, protest and all notices of any kind.

                 THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                                        N.A.F. AUTO LOAN TRUST

                                        By:    DELAWARE TRUST COMPANY, not in
                                               its individual capacity, but
                                               solely as Owner Trustee on
                                               behalf of N.A.F. AUTO LOAN TRUST


                                        By:
                                               ----------------------------
                                        Name:  Richard N. Smith
                                        Title: Vice President

                                 Schedule 1 to
                                PROMISSORY NOTE


                                              Interest             Prepayment              Notation
     Date               Principal             on Loans              of Loans                  By
     ----               ---------             --------             ----------              --------

 ------------         --------------        ------------         ---------------         ------------

 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------

 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------

 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------

 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------

 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------


 ------------         --------------        ------------         ---------------         ------------

 ------------         --------------        ------------         ---------------         ------------


                                                                       EXHIBIT C



                              NOTICE OF BORROWING



               N.A.F. Auto Loan Trust hereby requests that ContiTrade Services L.L.C. make a Loan to it on [insert Borrowing Date] in the amount of [amount of Loan requested] by crediting Texas Commerce Bank Account No. _______ by 4:00 p.m. (New York City time) on [insert Borrowing Date] (capitalized terms used herein have the meaning assigned to them in the Warehouse Credit Agreement dated as of May __, 1996 as amended, modified or supplemented from time to time). N.A.F. Auto Loan Trust hereby certifies as of the date hereof that the representations and warranties made in Section 3 of the Credit Agreement are true and correct on and as of the Borrowing Date for such Loan, both before and after giving effect to such Loan.



                                                N.A.F. AUTO LOAN TRUST


                                                By:  DELAWARE TRUST COMPANY,
                                                     not in its individual
                                                     capacity, but solely as
                                                     Owner Trustee on behalf of
                                                     N.A.F. AUTO LOAN TRUST

                                                By:
                                                        -----------------------
                                                Name:   Richard N. Smith
                                                Title:  Vice President

                                                                    Attachment A
                                                          to Notice of Borrowing


                             TRUSTEE'S CERTIFICATE


               The undersigned, [TRUSTEE'S NAME], Trustee of N.A.F. AUTO LOAN TRUST, a Delaware business trust ("Borrower"), hereby gives this Certificate to induce CONTITRADE SERVICES, L.L.C. ("Lender") to consummate certain financial accommodations with Borrower pursuant to the terms of the Warehouse Credit Agreement (as amended, modified or supplemented from time to time and together with the schedules and exhibits thereto, the "Credit Agreement") dated as of May __, 1996. The undersigned, as Trustee, hereby certifies to Lender that:

               1. The representations and warranties of Borrower contained in the Credit Agreement are true and correct in all materials respects on and as of this day.

               2. Borrower is in compliance with all of the terms and provisions set forth in the Credit Agreement required to be complied with or performed by Borrower on or before the date hereof.

               3. No Event of Default or Default (as defined in the Credit Agreement) has occurred and is continuing as of today's date.

               4. The Collateral is not subject to any Lien, except Liens created by the Operative Documents. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

               IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this ______ day of _____________, ____.



                                                N.A.F. AUTO LOAN TRUST


                                                By:  DELAWARE TRUST COMPANY,
                                                     not in its individual
                                                     capacity, but solely as
                                                     Owner Trustee on behalf of
                                                     N.A.F. AUTO LOAN TRUST

                                                By:
                                                        -----------------------
                                                Name:   Richard N. Smith
                                                Title:  Vice President
                                                        N.A.F. AUTO LOAN TRUST

                                                                      Schedule I


                               LIST OF DOCUMENTS